AXIS CAPITAL HOLDINGS LIMITED

INVESTOR FINANCIAL SUPPLEMENT

SECOND QUARTER 2020

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AXIS Capital Holdings Limited
92 Pitts Bay Road
Pembroke HM 08 Bermuda

Contact Information:
Matthew Rohrmann
Investor Contact
(212) 940-3339
investorrelations@axiscapital.com

Website Information:
www.axiscapital.com

This report is for informational purposes only. It should be read in conjunction with the documents that the Company files with the Securities and Exchange Commission pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934.

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AXIS CAPITAL HOLDINGS LIMITED
FINANCIAL SUPPLEMENT TABLE OF CONTENTS

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AXIS CAPITAL HOLDINGS LIMITED
BASIS OF PRESENTATION

AXIS Capital Holdings Limited's ("AXIS Capital" or the "Company") underwriting operations are organized around its global underwriting platforms, AXIS Insurance and AXIS Re. The Company has determined that it has two reportable segments, insurance and reinsurance.

DEFINITIONS AND PRESENTATION
•All financial information contained herein is unaudited, except for the consolidated balance sheet at December 31, 2019 and consolidated statements of operations for the years ended December 31,
2019 and December 31, 2018.
•Amounts may not reconcile due to rounding differences.
•Unless otherwise noted, all data is in thousands, except for ratio information.
•NM - Not meaningful; NA - Not applicable

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This document contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts included in this document, including statements regarding our estimates, beliefs, expectations, intentions, strategies or projections are forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the United States ("U.S.") federal securities laws. In some cases, these statements can be identified by the use of forward-looking words such as "may", "should", "could", "anticipate", "estimate", "expect", "plan", "believe", "predict", "potential", "intend" or similar expressions. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management's control.
Forward-looking statements contained in this document may include, but are not limited to, information regarding our estimates of losses related to catastrophes and other large losses including losses related to the COVID-19 pandemic, measurements of potential losses in the fair market value of our investment portfolio and derivative contracts, our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, the outcome of our strategic initiatives, our expectations regarding estimated synergies and the success of the integration of acquired entities, our expectations regarding the estimated benefits and synergies related to our transformation program, our expectations regarding pricing and other market conditions, our growth prospects, and valuations of the potential impact of movements in interest rates, equity securities' prices, credit spreads and foreign currency rates.

Forward-looking statements only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual events or results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following:

•the adverse impact of the ongoing COVID-19 pandemic on our business, results of operations, financial condition and liquidity;
•the cyclical nature of the insurance and reinsurance business leading to periods with excess underwriting capacity and unfavorable premium rates;
•the occurrence and magnitude of natural and man-made disasters;
•the impact of global climate change on our business, including the possibility that we do not adequately assess or reserve for the increased frequency and severity of natural catastrophes;
•losses from war, terrorism and political unrest or other unanticipated losses;
•actual claims exceeding our loss reserves;
•general economic, capital and credit market conditions;
•the failure of any of the loss limitation methods we employ;
•the effects of emerging claims, coverage and regulatory issues, including uncertainty related to coverage definitions, limits, terms and conditions;
•our inability to purchase reinsurance or collect amounts due to us;
•the breach by third parties in our program business of their obligations to us;
•difficulties with technology and/or data security;
•the failure of our policyholders and intermediaries to pay premiums;
•the failure of our cedants to adequately evaluate risks;
•inability to obtain additional capital on favorable terms, or at all;
•the loss of one or more of our key executives;
•a decline in our ratings with rating agencies;
•the loss of business provided to us by our major brokers and credit risk due to our reliance on brokers;
•changes in accounting policies or practices;
•the use of industry catastrophe models and changes to these models;
•changes in governmental regulations and potential government intervention in our industry;
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•failure to comply with certain laws and regulations relating to sanctions and foreign corrupt practices;
•increased competition;
•changes in the political environment of certain countries in which we operate or underwrite business including the United Kingdom's withdrawal from the European Union;
•fluctuations in interest rates, credit spreads, equity securities' prices and/or currency values;
•the failure to successfully integrate acquired businesses or to realize the expected synergies resulting from such acquisitions;
•the failure to realize the expected benefits or synergies relating to our transformation initiative;
•changes in tax laws; and
•other factors including but not limited to those described under Item 1A, 'Risk Factors' in our most recent Annual Report on Form 10-K and Part II, Item 1A 'Risk Factors' in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 filed with the Securities and Exchange Commission ("SEC"), as those factors may be updated from time to time in our periodic and other filings with the SEC which are accessible on the SEC's website at www.sec.gov. Readers are urged to carefully consider all such factors as the COVID-19 pandemic may have the effect of heightening many of the other risks and uncertainties described.

We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

AXIS CAPITAL HOLDINGS LIMITED
BASIS OF PRESENTATION
BUSINESS DESCRIPTIONS

INSURANCE SEGMENT

Our insurance segment offers specialty insurance products to a variety of niche markets on a worldwide basis. The following are the lines of business in our insurance segment:
Property: provides physical loss or damage, business interruption and machinery breakdown cover for virtually all types of property, including commercial buildings, residential premises, construction projects and onshore renewable energy installations. This line of business includes primary and excess risks, some of which are catastrophe-exposed.
Marine: provides cover for traditional marine classes, including offshore energy, renewable offshore energy, cargo, liability, recreational marine, fine art, specie, and hull and war. Offshore energy coverage includes physical damage, business interruption, operator's extra expense and liability coverage for all aspects of offshore upstream energy, from exploration and construction through the operation and distribution phases.
Terrorism: provides cover for physical damage and business interruption of an insured following an act of terrorism and includes kidnap and ransom, and crisis management insurance.
Aviation: provides hull and liability, and specific war cover primarily for passenger airlines but also for cargo operations, general aviation operations, airports, aviation authorities, security firms and product manufacturers.
Credit and Political Risk: provides credit and political risk insurance products for banks, commodity traders, corporations and multilateral and export credit agencies. Cover is provided for a range of risks including sovereign default, credit default, political violence, currency inconvertibility and non-transfer, expropriation, aircraft non-repossession and contract frustration due to political events.
Professional Lines: provides directors’ and officers’ liability, errors and omissions liability, employment practices liability, fiduciary liability, crime, professional indemnity, cyber and privacy insurance, medical malpractice and other financial insurance related covers for commercial enterprises, financial institutions, not-for-profit organizations and other professional service providers. This business is predominantly written on a claims-made basis.
Liability: primarily targets primary and low to mid-level excess and umbrella commercial liability risks in the U.S. wholesale markets in addition to primary and excess of loss employers, public, and products liability predominately in the U.K. Target industry sectors include construction, manufacturing, transportation and trucking, and other services.
Accident and Health: includes accidental death, travel insurance and specialty health products for employer and affinity groups.
Discontinued Lines - Novae: includes those lines of business that Novae exited or placed into run-off in the fourth quarter of 2016 and in the first quarter of 2017. These discontinued insurance lines include financial institutions, professional indemnity, international liability, and international direct and facultative property.

AXIS CAPITAL HOLDINGS LIMITED
BASIS OF PRESENTATION

BUSINESS DESCRIPTIONS (CONTINUED)

REINSURANCE SEGMENT

Our reinsurance segment provides treaty reinsurance to insurance companies on a worldwide basis. The following are the lines of business in our reinsurance segment:

Catastrophe: provides protection for most catastrophic losses that are covered in the underlying insurance policies written by our cedants. The underlying policies principally cover property-related exposures but other exposures including workers compensation and personal accident are also covered. The principal perils covered by policies in this portfolio include hurricane and windstorm, earthquake, flood, tornado, hail and fire. In some instances, terrorism may be a covered peril or the only peril. This business is written on a proportional and excess of loss basis.
Property: provides protection for property damage and related losses resulting from natural and man-made perils that are covered in the underlying personal and commercial lines insurance policies written by our cedants. The predominant exposure is property damage but other risks, including business interruption and other non-property losses, may also be covered when arising from a covered peril. The most significant perils covered by policies in this portfolio include windstorm, tornado and earthquake, but other perils such as freezes, riots, flood, industrial explosions, fire, hail and a number of other loss events are also included. This business is written on a proportional and excess of loss basis.
Professional Lines: provides protection for directors’ and officers’ liability, employment practices liability, medical malpractice, professional indemnity, environmental liability, cyber and miscellaneous errors and omissions insurance risks. The underlying business is predominantly written on a claims-made basis. This business is written on a proportional and excess of loss basis.
Credit and Surety: provides reinsurance of trade credit insurance products and includes proportional and excess of loss structures. The underlying insurance indemnifies sellers of goods and services in the event of a payment default by the buyer of those goods and services. Surety reinsurance provides protection for losses arising from a broad array of surety bonds issued by insurers to satisfy regulatory demands or contract obligations in a variety of jurisdictions around the world. Mortgage reinsurance is also provided to mortgage guaranty insurers and U.S. government sponsored entities for losses related to credit risk transfer into the private sector.
Motor: provides protection to insurers for motor liability and property damage losses arising out of any one occurrence. A loss occurrence can involve one or many claimants where the ceding insurer aggregates the claims from the occurrence. Traditional proportional and non-proportional reinsurance as well as structured solutions are offered.
Liability: provides protection to insurers of admitted casualty business, excess and surplus lines casualty business and specialty casualty programs. The primary focus of the underlying business is general liability, workers' compensation, auto liability, and excess casualty.
Agriculture: provides protection for risks associated with the production of food and fiber on a global basis for primary insurance companies writing multi-peril crop insurance, crop hail, and named peril covers, as well as custom risk transfer mechanisms for agricultural dependent industries with exposures to crop yield and/or price deviations. This business is written on a proportional and aggregate stop loss reinsurance basis.
Engineering: provides protection for all types of construction risks and risks associated with erection, testing and commissioning of machinery and plants during the construction stage. This line of business also includes cover for losses arising from operational failures of machinery, plant and equipment, and electronic equipment as well as business interruption.
Marine and Other: includes marine and aviation reinsurance.
Accident and Health: includes personal accident, specialty health, accidental death, travel, life and disability reinsurance products which are offered on a proportional and catastrophic or per life excess of events loss basis.
Discontinued Lines - Novae: includes those lines of business that Novae exited or placed into run-off in the fourth quarter of 2016 and in the first quarter of 2017. These discontinued reinsurance lines include motor reinsurance, general liability reinsurance, and international facultative property.

AXIS CAPITAL HOLDINGS LIMITED
FINANCIAL HIGHLIGHTS

		Three months ended June 30,				Six months ended June 30,
		2020	2019	Change		2020	2019	Change

HIGHLIGHTS	Gross premiums written	$1,716,183	$1,647,760	4.2%		$4,147,341	$4,230,986	(2.0%)
	Gross premiums written - Insurance	60.5%	58.8%	1.7	pts	47.7%	43.0%	4.7	pts
	Gross premiums written - Reinsurance	39.5%	41.2%	(1.7)	pts	52.3%	57.0%	(4.7)	pts
	Net premiums written	$1,055,934	$1,070,321	(1.3%)		$2,734,978	$2,847,381	(3.9%)
	Net premiums earned	$1,104,003	$1,123,607	(1.7%)		$2,192,628	$2,257,819	(2.9%)
	Net premiums earned - Insurance	52.3%	47.8%	4.5	pts	52.0%	48.5%	3.5	pts
	Net premiums earned - Reinsurance	47.7%	52.2%	(4.5)	pts	48.0%	51.5%	(3.5)	pts
	Net income (loss) available (attributable) to common shareholders	$112,477	$166,387	(32.4%)		$(72,908)	$264,515	nm
	Operating income (loss) [a]	71,503	136,991	(47.8%)		(92,908)	241,601	nm
	Annualized return on average common equity [b]	10.0%	14.3%	(4.3)	pts	(3.1%)	11.7%	(14.8)	pts
	Annualized operating return on average common equity [c]	6.3%	11.8%	(5.5)	pts	(3.9%)	10.7%	(14.6)	pts
	Total shareholders’ equity	$5,297,820	$5,566,477	(4.8%)		$5,297,820	$5,566,477	(4.8%)

PER COMMON SHARE AND COMMON SHARE DATA	Earnings (loss) per diluted common share	$1.33	$1.97	(32.5%)		($0.87)	$3.14	nm
	Operating income (loss) per diluted common share [d]	$0.84	$1.62	(48.1%)		($1.11)	$2.86	nm
	Weighted average diluted common shares outstanding	84,600	84,401	0.2%		84,198	84,338	(0.2%)
	Book value per common share	$56.32	$57.08	(1.3%)		$56.32	$57.08	(1.3%)
	Book value per diluted common share (treasury stock method)	$55.09	$55.99	(1.6%)		$55.09	$55.99	(1.6%)
	Tangible book value per diluted common share (treasury stock method) [a]	$51.79	$52.54	(1.4%)		$51.79	$52.54	(1.4%)

FINANCIAL RATIOS	Current accident year loss ratio excluding catastrophe and weather-related losses	58.0%	59.7%	(1.7)	pts	57.5%	59.3%	(1.8)	pts
	Catastrophe and weather-related losses ratio	3.5%	2.3%	1.2	pts	15.2%	1.6%	13.6	pts
	Current accident year loss ratio	61.5%	62.0%	(0.5)	pts	72.7%	60.9%	11.8	pts
	Prior year reserve development ratio	(0.2%)	(2.2%)	2.0	pts	(0.4%)	(1.7%)	1.3	pts
	Net losses and loss expenses ratio	61.3%	59.8%	1.5	pts	72.3%	59.2%	13.1	pts
	Acquisition cost ratio	20.7%	21.6%	(0.9)	pts	21.3%	22.3%	(1.0)	pts
	General and administrative expense ratio [e]	12.7%	14.7%	(2.0)	pts	13.5%	15.0%	(1.5)	pts
	Combined ratio	94.7%	96.1%	(1.4)	pts	107.1%	96.5%	10.6	pts

INVESTMENT DATA	Total assets	$26,359,173	$25,870,174	1.9%		$26,359,173	$25,870,174	1.9%
	Total cash and invested assets [f]	15,224,701	15,319,839	(0.6%)		15,224,701	15,319,839	(0.6%)
	Net investment income	45,040	137,949	(67.4%)		138,140	245,254	(43.7%)
	Net investment gains (losses)	53,043	21,225	nm		$(9,831)	$33,996	nm
	Book yield of fixed maturities	2.5%	3.0%	(0.5)	pts	2.5%	3.0%	(0.5)	pts

[a] Operating income (loss), operating income (loss) per diluted common share, annualized operating return on average common equity ("operating ROACE") and tangible book value per diluted common share are non-GAAP financial measures as defined by Regulation G. The reconciliations to the most comparable GAAP financial measures, net income (loss) available (attributable) to common shareholders, earnings (loss) per diluted common share, annualized return on average common equity ("ROACE") and book value per diluted common share, respectively, and a discussion of the rationale for the presentation of these items are provided later in this document. Loss per diluted common share and operating loss per diluted common share for the six months ended June 30, 2020 were calculated using weighted average common shares outstanding due to the net loss attributable to common shareholders and operating loss recognized in the period.
[b] Annualized ROACE is calculated by dividing annualized net income (loss) available (attributable) to common shareholders for the period by the average common shareholders’ equity determined using the common shareholders’ equity balances at the beginning and end of the period.
[c] Annualized operating ROACE is calculated by dividing annualized operating income (loss) for the period by the average common shareholders’ equity determined using the common shareholders’ equity balances at the beginning and end of the period.
[d] Operating income (loss) per diluted common share is calculated by dividing operating income (loss) for the period by weighted average diluted common shares outstanding.
[e] Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.
[f] Total cash and invested assets represents the total cash and cash equivalents, fixed maturities, equity securities, mortgage loans, other investments, equity method investments, short-term investments, accrued interest receivable and net receivable (payable) for investments sold (purchased).

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS - AS REPORTED, U.S. GAAP
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2020 AND 2019

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019

Revenues
Net premiums earned	$1,104,003	$1,123,607	$2,192,628	$2,257,819
Net investment income	45,040	137,949	138,140	245,254
Net investment gains (losses)	53,043	21,225	(9,831)	33,996
Other insurance related income (loss)	1,996	2,925	(6,710)	9,852
Total revenues	1,204,082	1,285,706	2,314,227	2,546,921

Expenses
Net losses and loss expenses	676,261	672,463	1,584,335	1,336,491
Acquisition costs	228,502	242,363	467,152	502,781
General and administrative expenses	140,652	165,395	297,712	340,486
Foreign exchange losses (gains)	9,709	(12,381)	(51,974)	(5,325)
Interest expense and financing costs	20,595	15,607	44,067	31,502
Reorganization expenses	392	3,276	(591)	18,096
Amortization of value of business acquired	1,285	7,194	3,083	20,298
Amortization of intangible assets	2,855	2,912	5,725	5,914
Total expenses	1,080,251	1,096,829	2,349,509	2,250,243

Income (loss) before income taxes and interest in income (loss) of equity method investments	123,831	188,877	(35,282)	296,678
Income tax expense	(10,893)	(14,469)	(6,026)	(15,703)
Interest in income (loss) of equity method investments	7,102	2,635	(16,475)	4,853
Net income (loss)	120,040	177,043	(57,783)	285,828
Preferred share dividends	7,563	10,656	15,125	21,313
Net income (loss) available (attributable) to common shareholders	$112,477	$166,387	$(72,908)	$264,515

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS - QUARTER

	Q2 2020	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q2 2018
UNDERWRITING REVENUES
Gross premiums written	$1,716,183	$2,431,158	$1,261,366	$1,406,506	$1,647,760	$1,650,825
Ceded premiums written	(660,249)	(752,114)	(475,212)	(550,425)	(577,439)	(650,370)
Net premiums written	1,055,934	1,679,044	786,154	856,081	1,070,321	1,000,455

Gross premiums earned	1,694,861	1,657,412	1,789,084	1,756,116	1,680,663	1,688,953
Ceded premiums earned	(590,858)	(568,787)	(617,033)	(598,809)	(557,056)	(503,405)
Net premiums earned	1,104,003	1,088,625	1,172,051	1,157,307	1,123,607	1,185,548
Other insurance related income (loss)	1,996	(8,707)	5,059	1,533	2,925	3,730
Total underwriting revenues	1,105,999	1,079,918	1,177,110	1,158,840	1,126,532	1,189,278

UNDERWRITING EXPENSES
Net losses and loss expenses	676,261	908,073	857,394	850,913	672,463	706,641
Acquisition costs	228,502	238,650	261,775	260,026	242,363	231,952
Underwriting-related general and administrative expenses [a]	113,824	129,962	107,195	126,619	133,047	134,959
Total underwriting expenses	1,018,587	1,276,685	1,226,364	1,237,558	1,047,873	1,073,552

UNDERWRITING INCOME (LOSS) [b]	87,412	(196,767)	(49,254)	(78,718)	78,659	115,726

OTHER (EXPENSES) REVENUES
Net investment income	45,040	93,101	117,557	115,763	137,949	109,960
Net investment gains (losses)	53,043	(62,877)	42,712	14,527	21,225	(45,093)
Corporate expenses [a]	(26,828)	(27,098)	(31,628)	(28,903)	(32,348)	(30,254)
Foreign exchange (losses) gains	(9,709)	61,683	(52,827)	59,543	12,381	44,099
Interest expense and financing costs	(20,595)	(23,472)	(18,562)	(18,042)	(15,607)	(17,098)
Reorganization expenses	(392)	982	(8,074)	(11,215)	(3,276)	(18,772)
Amortization of value of business acquired	(1,285)	(1,799)	(2,056)	(4,368)	(7,194)	(53,407)
Amortization of intangible assets	(2,855)	(2,870)	(2,853)	(2,831)	(2,912)	(4,029)
Total other (expenses) revenues	36,419	37,650	44,269	124,474	110,218	(14,594)

INCOME (LOSS) BEFORE INCOME TAXES AND INTEREST IN INCOME (LOSS) OF EQUITY METHOD INVESTMENTS	123,831	(159,117)	(4,985)	45,756	188,877	101,132
Income tax (expense) benefit	(10,893)	4,867	159	(8,147)	(14,469)	(996)
Interest in income (loss) of equity method investments	7,102	(23,577)	4,073	792	2,635	3,378

NET INCOME (LOSS)	120,040	(177,827)	(753)	38,401	177,043	103,514
Preferred share dividends	(7,563)	(7,563)	(9,144)	(10,656)	(10,656)	(10,656)
NET INCOME (LOSS) AVAILABLE (ATTRIBUTABLE) TO COMMON SHAREHOLDERS	$112,477	$(185,390)	$(9,897)	$27,745	$166,387	$92,858

[a] Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to general and administrative expenses, the most comparable GAAP financial measure, also includes corporate expenses.
[b] Consolidated underwriting income (loss) is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to income (loss) before income taxes and interest in income (loss) of equity method investments, the most comparable GAAP financial measure, is presented above and in the 'Consolidated Statements of Operations - Year' section of this document.

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED KEY RATIOS - QUARTER

	Q2 2020	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q2 2018
KEY RATIOS/PER SHARE DATA
Current accident year loss ratio excluding catastrophe and weather-related losses	58.0%	57.1%	62.2%	61.7%	59.7%	61.5%
Catastrophe and weather-related losses ratio	3.5%	26.9%	12.1%	14.1%	2.3%	3.2%
Current accident year loss ratio	61.5%	84.0%	74.3%	75.8%	62.0%	64.7%
Prior year reserve development ratio	(0.2%)	(0.6%)	(1.1%)	(2.3%)	(2.2%)	(5.1%)
Net losses and loss expenses ratio	61.3%	83.4%	73.2%	73.5%	59.8%	59.6%
Acquisition cost ratio	20.7%	21.9%	22.3%	22.5%	21.6%	19.6%
General and administrative expense ratio [a]	12.7%	14.5%	11.8%	13.4%	14.7%	13.9%
Combined ratio	94.7%	119.8%	107.3%	109.4%	96.1%	93.1%

Weighted average common shares outstanding	84,303	84,094	83,957	83,947	83,941	83,539
Weighted average diluted common shares outstanding	84,600	84,094	83,957	84,582	84,401	83,984
Earnings (loss) per common share	$1.33	($2.20)	($0.12)	$0.33	$1.98	$1.11
Earnings (loss) per diluted common share	$1.33	($2.20)	($0.12)	$0.33	$1.97	$1.11
Annualized ROACE	10.0%	nm	(0.8%)	2.3%	14.3%	8.3%
Annualized operating ROACE	6.3%	nm	0.4%	(2.7%)	11.8%	9.2%

[a] Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS - YEAR

	Six months ended June 30,			Year ended December 31,
	2020	2019	2018	2019	2018
UNDERWRITING REVENUES
Gross premiums written	$4,147,341	$4,230,986	$4,313,620	$6,898,858	$6,910,065
Ceded premiums written	(1,412,363)	(1,383,605)	(1,327,294)	(2,409,243)	(2,251,103)
Net premiums written	2,734,978	2,847,381	2,986,326	4,489,615	4,658,962

Gross premiums earned	3,352,273	3,365,477	3,328,786	6,910,677	6,882,217
Ceded premiums earned	(1,159,645)	(1,107,658)	(975,836)	(2,323,499)	(2,090,722)
Net premiums earned	2,192,628	2,257,819	2,352,950	4,587,178	4,791,495
Other insurance related income (loss)	(6,710)	9,852	10,335	16,444	10,622
Total underwriting revenues	2,185,918	2,267,671	2,363,285	4,603,622	4,802,117

UNDERWRITING EXPENSES
Net losses and loss expenses	1,584,335	1,336,491	1,367,986	3,044,798	3,190,287
Acquisition costs	467,152	502,781	461,212	1,024,582	968,835
Underwriting-related general and administrative expenses [a]	243,786	271,920	274,624	505,735	519,168
Total underwriting expenses	2,295,273	2,111,192	2,103,822	4,575,115	4,678,290

UNDERWRITING INCOME (LOSS)	(109,355)	156,479	259,463	28,507	123,827

OTHER (EXPENSES) REVENUES
Net investment income	138,140	245,254	210,961	478,572	438,507
Net investment gains (losses)	(9,831)	33,996	(59,923)	91,233	(150,218)
Corporate expenses [a]	(53,926)	(68,566)	(60,425)	(129,096)	(108,221)
Foreign exchange gains	51,974	5,325	6,239	12,041	29,165
Interest expense and financing costs	(44,067)	(31,502)	(33,861)	(68,107)	(67,432)
Reorganization expenses	591	(18,096)	(31,825)	(37,384)	(66,940)
Amortization of value of business acquired	(3,083)	(20,298)	(110,517)	(26,722)	(172,332)
Amortization of intangible assets	(5,725)	(5,914)	(6,811)	(11,597)	(13,814)
Total other (expenses) revenues	74,073	140,199	(86,162)	308,940	(111,285)

INCOME (LOSS) BEFORE INCOME TAXES AND INTEREST IN INCOME (LOSS) OF EQUITY METHOD INVESTMENTS	(35,282)	296,678	173,301	337,447	12,542
Income tax (expense) benefit	(6,026)	(15,703)	40	(23,692)	29,486
Interest in income (loss) of equity method investments	(16,475)	4,853	3,378	9,718	993

NET INCOME (LOSS)	(57,783)	285,828	176,719	323,473	43,021
Preferred share dividends	(15,125)	(21,313)	(21,313)	(41,112)	(42,625)
NET INCOME (LOSS) AVAILABLE (ATTRIBUTABLE) TO COMMON SHAREHOLDERS	$(72,908)	$264,515	$155,406	$282,361	$396

[a]   Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to total general and administrative expenses, the most comparable GAAP financial measure, also includes corporate expenses.

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED KEY RATIOS - YEAR

	Six months ended June 30,			Year ended December 31,
	2020	2019	2018	2019	2018
KEY RATIOS/PER SHARE DATA
Current accident year loss ratio excluding catastrophe and weather-related losses	57.5%	59.3%	59.9%	60.6%	61.7%
Catastrophe and weather-related losses ratio	15.2%	1.6%	3.1%	7.5%	9.0%
Current accident year loss ratio	72.7%	60.9%	63.0%	68.1%	70.7%
Prior year reserve development ratio	(0.4%)	(1.7%)	(4.9%)	(1.7%)	(4.1%)
Net losses and loss expenses ratio	72.3%	59.2%	58.1%	66.4%	66.6%
Acquisition cost ratio	21.3%	22.3%	19.6%	22.3%	20.2%
General and administrative expense ratio [a]	13.5%	15.0%	14.3%	13.9%	13.1%
Combined ratio	107.1%	96.5%	92.0%	102.6%	99.9%

Weighted average common shares outstanding	84,198	83,834	83,431	83,894	83,501
Weighted average diluted common shares outstanding	84,198	84,338	83,853	84,473	84,007
Earnings (loss) per common share	($0.87)	$3.16	$1.86	$3.37	$—
Earnings (loss) per diluted common share	($0.87)	$3.14	$1.85	$3.34	$—
Annualized ROACE	(3.1%)	11.7%	6.9%	6.3%	—%
Annualized operating ROACE	(3.9%)	10.7%	10.0%	4.7%	3.6%
[a]     Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENT DATA

	Three months ended June 30, 2020			Six months ended June 30, 2020
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total
UNDERWRITING REVENUES
Gross premiums written	$1,037,568	$678,615	$1,716,183	$1,978,283	$2,169,058	$4,147,341
Ceded premiums written	(434,807)	(225,442)	(660,249)	(793,872)	(618,491)	(1,412,363)
Net premiums written	602,761	453,173	1,055,934	1,184,411	1,550,567	2,734,978

Gross premiums earned	952,241	742,620	1,694,861	1,884,319	1,467,954	3,352,273
Ceded premiums earned	(375,222)	(215,636)	(590,858)	(745,236)	(414,409)	(1,159,645)
Net premiums earned	577,019	526,984	1,104,003	1,139,083	1,053,545	2,192,628
Other insurance related income (loss)	755	1,241	1,996	1,403	(8,113)	(6,710)
Total underwriting revenues	577,774	528,225	1,105,999	1,140,486	1,045,432	2,185,918

UNDERWRITING EXPENSES
Net losses and loss expenses	337,367	338,894	676,261	809,180	775,155	1,584,335
Acquisition costs	116,259	112,243	228,502	229,010	238,142	467,152
Underwriting-related general and administrative expenses	89,751	24,073	113,824	190,529	53,257	243,786
Total underwriting expenses	543,377	475,210	1,018,587	1,228,719	1,066,554	2,295,273

UNDERWRITING INCOME (LOSS)	$34,397	$53,015	$87,412	$(88,233)	$(21,122)	$(109,355)

Catastrophe and weather-related losses, net of reinstatement premiums	$15,786	$20,261	$36,047	$193,361	$142,561	$335,922
Net favorable prior year reserve development	$420	$2,235	$2,655	$4,251	$4,516	$8,767

KEY RATIOS
Current accident year loss ratio excluding catastrophe and weather-related losses	55.6%	60.6%	58.0%	54.9%	60.4%	57.5%
Catastrophe and weather-related losses ratio	2.9%	4.1%	3.5%	16.5%	13.6%	15.2%
Current accident year loss ratio	58.5%	64.7%	61.5%	71.4%	74.0%	72.7%
Prior year reserve development ratio	—%	(0.4%)	(0.2%)	(0.4%)	(0.4%)	(0.4%)
Net losses and loss expenses ratio	58.5%	64.3%	61.3%	71.0%	73.6%	72.3%
Acquisition cost ratio	20.1%	21.3%	20.7%	20.1%	22.6%	21.3%
Underwriting-related general and administrative expense ratio	15.6%	4.6%	10.3%	16.8%	5.0%	11.0%
Corporate expense ratio			2.4%			2.5%
Combined ratio	94.2%	90.2%	94.7%	107.9%	101.2%	107.1%

AXIS CAPITAL HOLDINGS LIMITED
GROSS PREMIUMS WRITTEN BY SEGMENT BY LINE OF BUSINESS

							Six months ended June 30,		Year ended December 31,
	Q2 2020	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q2 2018	2020	2019	2019

INSURANCE SEGMENT
Property	$278,841	$223,603	$242,446	$241,517	$259,295	$344,737	$502,444	$459,797	$943,760
Marine	116,398	156,296	73,780	91,161	99,389	95,690	272,694	246,368	411,309
Terrorism	11,008	16,520	13,317	17,284	15,157	15,812	27,528	29,519	60,120
Aviation	23,794	17,230	20,838	17,623	18,539	21,048	41,024	36,209	74,670
Credit and Political Risk	28,002	47,675	40,487	32,528	36,076	30,736	75,677	81,983	154,999
Professional Lines	346,338	258,391	356,321	272,362	321,284	297,243	604,729	548,592	1,177,274
Liability	204,398	170,878	180,951	186,253	190,030	150,167	375,276	332,672	699,876
Accident and Health	27,419	51,062	30,876	34,054	28,126	69,860	78,480	79,174	144,103
Discontinued Lines - Novae	1,370	(940)	2,592	2,120	429	1,351	431	5,107	9,820
TOTAL INSURANCE SEGMENT	$1,037,568	$940,715	$961,608	$894,902	$968,325	$1,026,644	$1,978,283	$1,819,421	$3,675,931

REINSURANCE SEGMENT
Catastrophe	$189,706	$262,283	$20,346	$94,833	$245,203	$148,304	$451,990	$603,336	$718,514
Property	54,763	133,189	20,318	67,972	43,135	60,293	187,952	215,877	304,166
Professional Lines	111,725	123,570	34,789	23,540	92,915	116,273	235,295	202,743	261,072
Credit and Surety	50,332	100,739	28,375	50,989	38,465	52,685	151,070	190,369	269,733
Motor	42,970	279,132	21,273	25,367	6,846	43,279	322,102	288,248	334,887
Liability	149,635	218,896	88,479	146,690	125,990	91,343	368,531	311,310	546,479
Agriculture	43,896	18,248	23,369	5,074	70,077	53,953	62,144	196,517	224,961
Engineering	3,006	15,920	17,821	8,841	7,600	6,604	18,926	30,365	57,028
Marine and Other	25,867	29,993	6,675	9,727	22,042	13,631	55,861	58,379	74,781
Accident and Health	6,625	307,678	38,881	78,474	27,723	37,808	314,303	315,315	432,670
Discontinued Lines - Novae	90	795	(568)	97	(561)	8	884	(894)	(1,364)
TOTAL REINSURANCE SEGMENT	$678,615	$1,490,443	$299,758	$511,604	$679,435	$624,181	$2,169,058	$2,411,565	$3,222,927

CONSOLIDATED TOTAL	$1,716,183	$2,431,158	$1,261,366	$1,406,506	$1,647,760	$1,650,825	$4,147,341	$4,230,986	$6,898,858

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENT DATA - QUARTER AND PRIOR YEAR

							Year ended December 31,
	Q2 2020	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q2 2018	2019
UNDERWRITING REVENUES
Gross premiums written	$1,716,183	$2,431,158	$1,261,366	$1,406,506	$1,647,760	$1,650,825	$6,898,858
Ceded premiums written	(660,249)	(752,114)	(475,212)	(550,425)	(577,439)	(650,370)	(2,409,243)
Net premiums written	1,055,934	1,679,044	786,154	856,081	1,070,321	1,000,455	4,489,615

Gross premiums earned	1,694,861	1,657,412	1,789,084	1,756,116	1,680,663	1,688,953	6,910,677
Ceded premiums earned	(590,858)	(568,787)	(617,033)	(598,809)	(557,056)	(503,405)	(2,323,499)
Net premiums earned	1,104,003	1,088,625	1,172,051	1,157,307	1,123,607	1,185,548	4,587,178
Other insurance related income (loss)	1,996	(8,707)	5,059	1,533	2,925	3,730	16,444
Total underwriting revenues	1,105,999	1,079,918	1,177,110	1,158,840	1,126,532	1,189,278	4,603,622

UNDERWRITING EXPENSES
Net losses and loss expenses	676,261	908,073	857,394	850,913	672,463	706,641	3,044,798
Acquisition costs	228,502	238,650	261,775	260,026	242,363	231,952	1,024,582
Underwriting-related general and administrative expenses	113,824	129,962	107,195	126,619	133,047	134,959	505,735
Total underwriting expenses	1,018,587	1,276,685	1,226,364	1,237,558	1,047,873	1,073,552	4,575,115

UNDERWRITING INCOME (LOSS)	$87,412	$(196,767)	$(49,254)	$(78,718)	$78,659	$115,726	$28,507

Catastrophe and weather-related losses, net of reinstatement premiums	$36,047	$299,695	$140,000	$159,869	$25,564	$38,210	$336,117
Net favorable prior year reserve development	$2,655	$6,113	$13,881	$26,727	$23,621	$60,116	$78,900

KEY RATIOS
Current accident year loss ratio excluding catastrophe and weather-related losses	58.0%	57.1%	62.2%	61.7%	59.7%	61.5%	60.6%
Catastrophe and weather-related losses ratio	3.5%	26.9%	12.1%	14.1%	2.3%	3.2%	7.5%
Current accident year loss ratio	61.5%	84.0%	74.3%	75.8%	62.0%	64.7%	68.1%
Prior year reserve development ratio	(0.2%)	(0.6%)	(1.1%)	(2.3%)	(2.2%)	(5.1%)	(1.7%)
Net losses and loss expenses ratio	61.3%	83.4%	73.2%	73.5%	59.8%	59.6%	66.4%
Acquisition cost ratio	20.7%	21.9%	22.3%	22.5%	21.6%	19.6%	22.3%
Underwriting-related general and administrative expenses ratio	12.7%	14.5%	11.8%	13.4%	14.7%	13.9%	13.9%
Combined ratio	94.7%	119.8%	107.3%	109.4%	96.1%	93.1%	102.6%

AXIS CAPITAL HOLDINGS LIMITED
INSURANCE SEGMENT DATA - QUARTER AND PRIOR YEAR

							Year ended December 31,
	Q2 2020	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q2 2018	2019
UNDERWRITING REVENUES
Gross premiums written	$1,037,568	$940,715	$961,608	$894,902	$968,325	$1,026,644	$3,675,931
Ceded premiums written	(434,807)	(359,065)	(390,651)	(377,852)	(376,416)	(428,465)	(1,466,776)
Net premiums written	602,761	581,650	570,957	517,050	591,909	598,179	2,209,155

Gross premiums earned	952,241	932,078	927,599	901,150	884,480	924,704	3,623,180
Ceded premiums earned	(375,222)	(370,014)	(367,989)	(364,699)	(347,220)	(347,433)	(1,433,097)
Net premiums earned	577,019	562,064	559,610	536,451	537,260	577,271	2,190,083
Other insurance related income (loss)	755	647	1,079	733	(695)	1,214	2,858
Total underwriting revenues	577,774	562,711	560,689	537,184	536,565	578,485	2,192,942

UNDERWRITING EXPENSES
Net losses and loss expenses	337,367	471,812	317,234	338,966	308,703	328,773	1,278,679
Acquisition costs	116,259	112,751	123,300	115,551	111,655	90,864	468,281
Underwriting-related general and administrative expenses	89,751	100,778	90,472	100,559	104,898	102,369	401,963
Total underwriting expenses	543,377	685,341	531,006	555,076	525,256	522,006	2,148,923

UNDERWRITING INCOME (LOSS)	$34,397	$(122,630)	$29,683	$(17,892)	$11,309	$56,479	$44,019

Catastrophe and weather-related losses, net of reinstatement premiums	$15,786	$177,583	$19,900	$41,313	$14,483	$22,922	$83,700
Net favorable prior year reserve development	$420	$3,832	$10,455	$14,609	$21,326	$24,294	$53,302

KEY RATIOS
Current accident year loss ratio excluding catastrophe and weather-related losses	55.6%	54.2%	55.0%	58.2%	58.7%	57.2%	57.0%
Catastrophe and weather-related losses ratio	2.9%	30.4%	3.6%	7.7%	2.7%	4.0%	3.8%
Current accident year loss ratio	58.5%	84.6%	58.6%	65.9%	61.4%	61.2%	60.8%
Prior year reserve development ratio	—%	(0.7%)	(1.9%)	(2.7%)	(3.9%)	(4.2%)	(2.4%)
Net losses and loss expenses ratio	58.5%	83.9%	56.7%	63.2%	57.5%	57.0%	58.4%
Acquisition cost ratio	20.1%	20.1%	22.0%	21.5%	20.8%	15.7%	21.4%
Underwriting-related general and administrative expenses ratio	15.6%	17.9%	16.2%	18.8%	19.5%	17.7%	18.3%
Combined ratio	94.2%	121.9%	94.9%	103.5%	97.8%	90.4%	98.1%

AXIS CAPITAL HOLDINGS LIMITED
REINSURANCE SEGMENT DATA - QUARTER AND PRIOR YEAR

							Year ended December 31,
	Q2 2020	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q2 2018	2019
UNDERWRITING REVENUES
Gross premiums written	$678,615	$1,490,443	$299,758	$511,604	$679,435	$624,181	$3,222,927
Ceded premiums written	(225,442)	(393,049)	(84,561)	(172,573)	(201,023)	(221,905)	(942,467)
Net premiums written	453,173	1,097,394	215,197	339,031	478,412	402,276	2,280,460

Gross premiums earned	742,620	725,334	861,485	854,966	796,183	764,249	3,287,497
Ceded premiums earned	(215,636)	(198,773)	(249,044)	(234,110)	(209,836)	(155,972)	(890,403)
Net premiums earned	526,984	526,561	612,441	620,856	586,347	608,277	2,397,094
Other insurance related income (loss)	1,241	(9,354)	3,980	800	3,620	2,516	13,586
Total underwriting revenues	528,225	517,207	616,421	621,656	589,967	610,793	2,410,680

UNDERWRITING EXPENSES
Net losses and loss expenses	338,894	436,261	540,160	511,947	363,760	377,868	1,766,119
Acquisition costs	112,243	125,899	138,475	144,475	130,708	141,088	556,301
Underwriting-related general and administrative expenses	24,073	29,184	16,723	26,060	28,149	32,590	103,772
Total underwriting expenses	475,210	591,344	695,358	682,482	522,617	551,546	2,426,192

UNDERWRITING INCOME (LOSS)	$53,015	$(74,137)	$(78,937)	$(60,826)	$67,350	$59,247	$(15,512)

Catastrophe and weather-related losses, net of reinstatement premiums	$20,261	$122,112	$120,100	$118,556	$11,081	$15,288	$252,417
Net favorable prior year reserve development	$2,235	$2,281	$3,426	$12,118	$2,295	$35,822	$25,598

KEY RATIOS
Current accident year loss ratio excluding catastrophe and weather-related losses	60.6%	60.2%	68.9%	64.8%	60.5%	65.5%	64.0%
Catastrophe and weather-related losses ratio	4.1%	23.1%	19.9%	19.6%	1.9%	2.5%	10.7%
Current accident year loss ratio	64.7%	83.3%	88.8%	84.4%	62.4%	68.0%	74.7%
Prior year reserve development ratio	(0.4%)	(0.4%)	(0.6%)	(1.9%)	(0.4%)	(5.9%)	(1.0%)
Net losses and loss expenses ratio	64.3%	82.9%	88.2%	82.5%	62.0%	62.1%	73.7%
Acquisition cost ratio	21.3%	23.9%	22.6%	23.3%	22.3%	23.2%	23.2%
Underwriting-related general and administrative expense ratio	4.6%	5.5%	2.7%	4.1%	4.8%	5.4%	4.3%
Combined ratio	90.2%	112.3%	113.5%	109.9%	89.1%	90.7%	101.2%

AXIS CAPITAL HOLDINGS LIMITED
STRATEGIC CAPITAL PARTNERS

	Three months ended June 30,						Six months ended June 30,
	2020			2019			2020			2019
TOTAL MANAGED PREMIUMS [a]	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total
Total Managed Premiums	$1,037,568	$678,615	$1,716,183	$968,325	$679,435	$1,647,760	$1,978,283	$2,169,058	$4,147,341	$1,819,421	$2,411,565	$4,230,986
Premiums ceded to Harrington Re	4,081	59,583	63,664	1,620	47,752	49,372	5,200	173,134	178,334	2,462	155,587	158,049
Premiums ceded to Other Strategic Capital Partners	17,266	165,859	183,125	14,390	153,271	167,660	35,800	445,357	481,157	28,828	529,746	558,574
Premiums ceded to Other Reinsurers	413,460	—	413,460	360,406	—	360,406	752,872	—	752,872	666,982	—	666,982
Net premiums written	$602,761	$453,173	$1,055,934	$591,909	$478,412	$1,070,321	$1,184,411	$1,550,567	$2,734,978	$1,121,149	$1,726,232	$2,847,381

FEE INCOME FROM STRATEGIC CAPITAL PARTNERS [b]
Fee income	$2,713	$13,600	$16,313	$1,638	$17,517	$19,155	$5,419	$26,569	$31,988	$3,840	$35,097	$38,937

[a] Total managed premiums represents gross premiums written of $1.7 billion and $1.6 billion for the three months ended June 30, 2020 and 2019, respectively, and $4.1 billion and $4.2 billion for the six months ended June 30, 2020 and 2019, respectively and includes premiums written by the Insurance and Reinsurance segments on behalf of strategic capital partners and other reinsurers. Premiums ceded to strategic capital partners and other reinsurers by AXIS Insurance and AXIS Re are presented above.
[b] Fee income from strategic capital partners represents service fees and reimbursement of expenses from strategic capital partners. Fee income from strategic capital partners included $0.8 million and $3.3 million in other insurance related income (loss) for the three months ended June 30, 2020 and 2019, respectively and $1.6 million and $8.0 million for the six months ended June 30, 2020 and 2019, respectively. It also included $15.5 million and $15.8 million as an offset to general and administrative expenses for the three months ended June 30, 2020 and 2019, respectively and $30.4 million and $30.9 million for the six months ended June 30, 2020 and 2019, respectively.

AXIS CAPITAL HOLDINGS LIMITED
NET INVESTMENT INCOME - QUARTER AND YEAR

							Six months ended June 30,
	Q2 2020	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q2 2018	2020	2019

Fixed maturities	$80,459	$89,943	$98,990	$96,311	$97,370	$88,320	$170,402	$188,752
Other investments	(37,580)	(2,120)	10,767	11,143	31,232	14,541	(39,700)	38,128
Equity securities	2,263	2,125	2,678	2,232	3,197	3,158	4,387	5,525
Mortgage loans	3,660	4,053	3,977	3,984	3,689	3,357	7,713	6,752
Cash and cash equivalents	2,392	4,930	5,908	7,034	8,138	5,627	7,323	13,940
Short-term investments	366	1,498	1,077	973	1,108	1,645	1,863	5,002

Gross investment income	51,560	100,429	123,397	121,677	144,734	116,648	151,988	258,099
Investment expenses	(6,520)	(7,328)	(5,840)	(5,914)	(6,785)	(6,688)	(13,848)	(12,845)

Net investment income	$45,040	$93,101	$117,557	$115,763	$137,949	$109,960	$138,140	$245,254

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEETS

	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,
	2020	2020	2019	2019	2019	2018
ASSETS
Investments:
Fixed maturities, available for sale, at fair value	$12,046,415	$12,076,186	$12,468,205	$12,616,241	$12,522,955	$11,739,305
Equity securities, at fair value	378,860	404,945	474,207	429,903	433,407	417,212
Mortgage loans, held for investment, at fair value	524,757	517,181	432,748	407,790	394,179	344,721
Other investments, at fair value	768,635	797,808	770,923	779,200	802,064	916,191
Equity method investments	101,346	94,244	117,821	113,748	112,956	110,488
Short-term investments, at fair value	34,337	77,101	38,471	12,539	32,421	168,944
Total investments	13,854,350	13,967,465	14,302,375	14,359,421	14,297,982	13,696,861
Cash and cash equivalents	1,648,833	1,241,063	1,576,457	1,208,551	1,094,714	1,526,693
Accrued interest receivable	68,880	76,569	78,085	81,371	82,567	79,109
Insurance and reinsurance premium balances receivable	3,527,147	3,485,043	3,071,390	3,322,316	3,732,529	3,810,316
Reinsurance recoverable on unpaid losses and loss expenses	4,160,521	4,101,579	3,877,756	3,705,793	3,564,812	3,289,236
Reinsurance recoverable on paid losses and loss expenses	395,990	357,185	327,795	252,087	364,536	136,530
Deferred acquisition costs	583,484	611,229	492,119	586,440	657,275	708,679
Prepaid reinsurance premiums	1,352,090	1,281,808	1,101,889	1,243,040	1,291,979	1,157,228
Receivable for investments sold	2,985	34,137	35,659	9,711	25,850	16,430
Goodwill	102,003	102,003	102,003	102,003	102,003	102,003
Intangible assets	225,092	227,821	230,550	233,305	236,009	250,541
Value of business acquired	5,909	7,194	8,992	11,048	15,416	97,529
Operating lease right-of-use assets	136,815	140,149	111,092	116,560	132,940	—
Other assets	295,074	315,523	287,892	263,880	271,562	283,861
TOTAL ASSETS	$26,359,173	$25,948,768	$25,604,054	$25,495,526	$25,870,174	$25,018,486

LIABILITIES
Reserve for losses and loss expenses	$13,179,166	$13,082,273	$12,752,081	$12,498,507	$12,254,711	$11,952,734
Unearned premiums	4,418,728	4,395,240	3,626,246	4,153,003	4,503,132	4,594,150
Insurance and reinsurance balances payable	1,365,799	1,263,389	1,349,082	1,276,123	1,484,285	1,282,585
Debt	1,309,076	1,808,645	1,808,157	1,388,135	1,387,748	1,377,206
Payable for investments purchased	350,347	123,678	32,985	89,805	181,274	186,180
Operating lease liabilities	141,621	143,071	115,584	115,887	133,257	—
Other liabilities	296,616	292,894	375,911	388,196	359,290	372,626
TOTAL LIABILITIES	21,061,353	21,109,190	20,060,046	19,909,656	20,303,697	19,765,481

SHAREHOLDERS’ EQUITY
Preferred shares	550,000	550,000	775,000	775,000	775,000	775,000
Common shares	2,206	2,206	2,206	2,206	2,206	2,206
Additional paid-in capital	2,317,354	2,307,998	2,317,212	2,309,483	2,303,592	2,295,633
Accumulated other comprehensive income (loss)	281,599	(89,919)	171,710	176,296	156,145	(163,168)
Retained earnings	5,913,029	5,836,007	6,056,686	6,101,902	6,108,577	6,135,625
Treasury shares, at cost	(3,766,368)	(3,766,714)	(3,778,806)	(3,779,017)	(3,779,043)	(3,792,291)
TOTAL SHAREHOLDERS' EQUITY	5,297,820	4,839,578	5,544,008	5,585,870	5,566,477	5,253,005

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$26,359,173	$25,948,768	$25,604,054	$25,495,526	$25,870,174	$25,018,486

Common shares outstanding	84,306	84,298	83,959	83,947	83,947	83,556
Diluted common shares outstanding [a]	86,178	86,170	85,489	85,516	85,579	85,346
Book value per common share	$56.32	$50.89	$56.80	$57.31	$57.08	$53.59
Book value per diluted common share	$55.09	$49.78	$55.79	$56.26	$55.99	$52.47
Tangible book value per diluted common share	$51.79	$46.45	$52.40	$52.84	$52.54	$48.87
Debt to total capital [b]	19.8%	27.2%	24.6%	19.9%	20.0%	20.8%
Debt and preferred equity to total capital	28.1%	35.5%	35.1%	31.0%	31.1%	32.5%

[a]      Treasury stock method was applied. Under this method, unvested restricted stock units are included in determining the diluted common shares outstanding.
[b]      The debt to total capital ratio is calculated by dividing debt by total capital. Total capital represents the sum of total shareholders’ equity and debt.

AXIS CAPITAL HOLDINGS LIMITED
CASH AND INVESTED ASSETS PORTFOLIO
At June 30, 2020

	Cost or Amortized Cost	Allowance for Expected Credit Losses	Unrealized Gains	Unrealized Losses	Fair Value	Percentage
Fixed Maturities, available for sale
U.S. government and agency	$1,942,952	$—	$70,341	$(26)	$2,013,267	13.2%
Non-U.S. government	608,375	—	9,519	(9,797)	608,097	4.0%
Corporate debt	4,513,997	(4,643)	200,202	(47,145)	4,662,411	30.6%
Agency RMBS	1,483,883	—	51,466	(276)	1,535,073	10.1%
CMBS	1,302,049	—	79,241	(4,026)	1,377,264	9.0%
Non-Agency RMBS	118,085	(20)	2,396	(2,242)	118,219	0.8%
ABS	1,558,578	(1,594)	9,798	(32,218)	1,534,564	10.1%
Municipals	187,966	—	9,730	(176)	197,520	1.3%
Total fixed maturities	11,715,885	(6,257)	432,693	(95,906)	12,046,415	79.1%

Equity securities
Common stocks	422	—	13	(371)	64	—%
Exchange traded funds	141,748	—	37,825	(2,152)	177,421	1.2%
Bond mutual funds	192,091	—	1,853	—	193,944	1.3%
Preferred Stocks	6,249	—	1,183	(1)	7,431	—%
Total equity securities	340,510	—	40,874	(2,524)	378,860	2.5%

Total fixed maturities and equity securities	$12,056,395	$(6,257)	$473,567	$(98,430)	12,425,275	81.6%

Mortgage loans, held for investment					524,757	3.4%

Other investments (see below)					768,635	5.0%

Equity method investments					101,346	0.7%

Short-term investments					34,337	0.3%

Total investments					13,854,350	91.0%

Cash and cash equivalents [a]					1,648,833	10.8%

Accrued interest receivable					68,880	0.5%

Net receivable/(payable) for investments sold (purchased)					(347,362)	(2.3%)

Total cash and invested assets					$15,224,701	100.0%

					Fair Value	Percentage
Other Investments:
Long/short equity funds					$23,299	3.0%
Multi-strategy funds					142,625	18.6%
Direct lending funds					262,802	34.2%
Real estate funds					144,003	18.7%
Private equity funds					101,485	13.2%
Other privately held investments					37,420	4.9%
Collateralized loan obligations - equity tranches					9,943	1.3%
Overseas deposits					$47,058	6.1%
Total					$768,635	100.0%

[a]    Includes $562 million of restricted cash and cash equivalents.

AXIS CAPITAL HOLDINGS LIMITED
CASH AND INVESTED ASSETS COMPOSITION - QUARTER

	Q2 2020	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q2 2018
	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %
CASH AND INVESTED ASSETS PORTFOLIO
Fixed Maturities:
U.S. government and agency	13.2%	12.4%	13.2%	13.6%	15.1%	11.0%
Non-U.S. government	4.0%	3.9%	3.6%	3.5%	3.5%	3.9%
Corporate debt	30.6%	31.5%	30.9%	32.6%	32.3%	32.2%
MBS:
Agency RMBS	10.1%	10.6%	10.0%	10.5%	11.0%	11.2%
CMBS	9.0%	9.4%	8.6%	8.8%	7.7%	7.4%
Non-agency RMBS	0.8%	0.8%	0.5%	0.4%	0.4%	0.3%
ABS	10.1%	9.5%	10.0%	10.3%	10.4%	10.7%
Municipals	1.3%	1.4%	1.3%	1.3%	1.3%	0.9%

Total Fixed Maturities	79.1%	79.5%	78.1%	81.0%	81.7%	77.6%
Equity securities	2.5%	2.7%	3.0%	2.8%	2.8%	2.8%
Mortgage loans	3.4%	3.4%	2.7%	2.6%	2.6%	2.3%
Other investments	5.0%	5.3%	4.8%	5.0%	5.2%	6.1%
Equity method investments	0.7%	0.6%	0.7%	0.7%	0.7%	0.7%
Short-term investments	0.3%	0.4%	0.3%	0.1%	0.3%	1.0%

Total Investments	91.0%	91.9%	89.6%	92.2%	93.3%	90.5%
Cash and cash equivalents	10.8%	8.2%	9.9%	7.8%	7.1%	10.1%
Accrued interest receivable	0.5%	0.5%	0.5%	0.5%	0.5%	0.5%
Net receivable/(payable) for investments sold or purchased	(2.3%)	(0.6%)	—%	(0.5%)	(0.9%)	(1.1%)
Total Cash and Invested Assets	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

CREDIT QUALITY OF FIXED MATURITIES
U.S. government and agency	16.7%	15.5%	16.9%	16.9%	18.5%	14.2%
AAA	38.9%	39.8%	39.3%	38.6%	35.8%	39.7%
AA	6.8%	7.0%	6.9%	7.1%	8.6%	7.2%
A	16.4%	15.9%	14.8%	14.8%	14.1%	16.4%
BBB	13.2%	13.0%	13.5%	13.8%	13.6%	13.9%
Below BBB	8.0%	8.8%	8.6%	8.8%	9.4%	8.6%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

MATURITY PROFILE OF FIXED MATURITIES
Within one year	3.3%	3.5%	3.6%	2.7%	3.1%	4.0%
From one to five years	36.3%	36.5%	39.2%	39.9%	41.8%	41.1%
From five to ten years	20.7%	19.1%	17.3%	17.2%	15.7%	15.1%
Above ten years	1.8%	2.7%	2.7%	3.3%	3.2%	1.7%
Asset-backed and mortgage-backed securities	37.9%	38.2%	37.2%	36.9%	36.2%	38.1%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

CASH AND INVESTED ASSETS PORTFOLIO CHARACTERISTICS
Book yield of fixed maturities	2.5%	2.7%	2.8%	2.9%	3.0%	2.8%
Yield to maturity of fixed maturities	1.6%	2.9%	2.4%	2.5%	2.7%	3.4%
Average duration of fixed maturities (inclusive of duration hedges)	3.4 yrs	3.3 yrs	3.2 yrs	3.1 yrs	3.0 yrs	3.0 yrs
Average credit quality	AA-	AA-	AA-	AA-	AA-	AA-

AXIS CAPITAL HOLDINGS LIMITED
CORPORATE DEBT INVESTED ASSETS COMPOSITION
At June 30, 2020

	Fair Value	% of Total Corporate Debt	% of Total Cash and Invested Assets
Composition by sector - Investment grade
Financial institutions:
U.S. banks	$946,312	20.3%	6.2%
Non-U.S. banks	282,946	6.1%	1.9%
Corporate/commercial finance	213,140	4.6%	1.4%
Insurance	126,571	2.7%	0.8%
Investment brokerage	54,163	1.2%	0.4%
Total financial institutions	1,623,132	34.9%	10.7%
Consumer non-cyclicals	524,797	11.3%	3.4%
Communications	306,893	6.6%	2.0%
Technology	270,149	5.8%	1.8%
Consumer cyclical	252,445	5.4%	1.7%
Non-U.S. government guaranteed	197,962	4.2%	1.3%
Industrials	171,466	3.7%	1.1%
Energy	151,656	3.3%	1.0%
Transportation	151,424	3.2%	1.0%
Utilities	139,008	3.0%	0.9%
Total investment grade	3,788,932	81.4%	24.9%

Total non-investment grade	873,479	18.6%	5.7%

Total corporate debt	$4,662,411	100.0%	30.6%

AXIS CAPITAL HOLDINGS LIMITED
INVESTMENT PORTFOLIO
TEN LARGEST CORPORATE DEBT HOLDINGS
At June 30, 2020

	Amortized Cost	Net Unrealized Gain (Loss)	Fair Value	% of Total Fixed Maturities
ISSUER [a]
BANK OF AMERICA CORP	$124,929	$8,731	$133,660	1.1%
JP MORGAN CHASE & CO	109,686	7,369	117,055	1.0%
MORGAN STANLEY	104,340	7,464	111,804	0.9%
WELLS FARGO & COMPANY	104,155	6,181	110,336	0.9%
GOLDMAN SACHS GROUP	90,051	5,196	95,247	0.8%
CITIGROUP INC	84,136	5,815	89,951	0.7%
AT&T INC	49,516	4,447	53,963	0.4%
COMCAST CORPORATION	49,647	4,048	53,695	0.4%
CVS HEALTH CORP	46,335	4,817	51,152	0.4%
MITSUBISHI UFJ FINANCIAL GROUP INC	41,116	1,725	42,841	0.4%

[a]  These holdings represent direct investments in fixed maturities of the parent issuer and its major subsidiaries. These investments exclude asset and mortgage backed securities that were issued, sponsored or serviced by the parent.

AXIS CAPITAL HOLDINGS LIMITED
MORTGAGE-BACKED AND ASSET-BACKED SECURITIES COMPOSITION
At June 30, 2020

	Agencies	AAA	AA	A	BBB	Non-Investment Grade	Total

Residential MBS	$1,535,073	$76,350	$33,123	$707	$1,637	$6,402	$1,653,292
Commercial MBS	373,816	961,072	39,716	2,660	—	—	1,377,264
ABS	—	1,305,646	57,656	66,051	50,260	54,951	1,534,564

Total mortgage-backed and asset-backed securities	$1,908,889	$2,343,068	$130,495	$69,418	$51,897	$61,353	$4,565,120

Percentage of total	41.8%	51.3%	2.9%	1.5%	1.1%	1.4%	100.0%

AXIS CAPITAL HOLDINGS LIMITED
REINSURANCE RECOVERABLE ANALYSIS

	Q2 2020	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q2 2018
Reinsurance recoverable on paid losses and loss expenses:
Insurance	$205,112	$200,990	$196,334	$158,491	$159,259	$85,583
Reinsurance	190,878	156,195	131,461	93,596	205,558	51,108
Total	$395,990	$357,185	$327,795	$252,087	$364,817	$136,691

Reinsurance recoverable on unpaid losses and loss expenses: Case reserves
Insurance	$898,849	$892,354	$890,036	$869,575	$871,493	$772,718
Reinsurance	406,723	482,347	468,904	351,179	351,230	239,986
Total	$1,305,572	$1,374,701	$1,358,940	$1,220,754	$1,222,723	$1,012,704

Reinsurance recoverable on unpaid losses and loss expenses: IBNR
Insurance	$2,151,986	$2,127,989	$1,933,657	$1,932,766	$1,889,003	$1,787,763
Reinsurance	723,950	617,843	603,116	570,738	470,322	370,161
Total	$2,875,936	$2,745,832	$2,536,773	$2,503,504	$2,359,325	$2,157,924

Allowance for expected credit losses:
Insurance	$(19,025)	$(17,203)	$(16,720)	$(17,598)	$(16,722)	$(17,210)
Reinsurance	(1,962)	(1,751)	(1,237)	(867)	(795)	(873)
Total	$(20,987)	$(18,954)	$(17,957)	$(18,465)	$(17,517)	$(18,083)

Reinsurance recoverables on unpaid and paid losses and loss expenses:
Insurance	$3,236,922	$3,204,130	$3,003,307	$2,943,234	$2,903,033	$2,628,854
Reinsurance	1,319,589	1,254,634	1,202,244	1,014,646	1,026,315	660,382
Total	$4,556,511	$4,458,764	$4,205,551	$3,957,880	$3,929,348	$3,289,236

AXIS CAPITAL HOLDINGS LIMITED
REINSURANCE RECOVERABLE ANALYSIS
At June 30, 2020

Categories	Reinsurance Recoverable, Gross of Collateral	Collateral	Reinsurance Recoverable, Net of Collateral	% of Total Reinsurance Recoverable, Net of Collateral	% of Total Shareholders’ Equity	Allowance for expected credit losses	Allowance for expected credit loss as % of Reinsurance Recoverable, Gross of Collateral	Reinsurance recoverable on unpaid and paid losses and loss expenses
Top 10 reinsurers based on gross recoverable	$2,595,619	$(531,218)	$2,064,401	57.0%	39.0%	$(9,854)	0.4%	$2,585,765
Other reinsurers balances > $20 million	1,516,987	(279,794)	1,237,193	34.2%	23.4%	(9,043)	0.6%	1,507,944
Other reinsurers balances < $20 million	464,892	(148,452)	316,440	8.8%	5.9%	(2,090)	0.4%	462,802
Total	$4,577,498	$(959,464)	$3,618,034	100.0%	68.3%	$(20,987)	0.5%	$4,556,511

At June 30, 2020, 88.9% (December 31, 2019: 89.1%) of reinsurance recoverable balances, gross of collateral, were collectible from reinsurers rated the equivalent of A- or better by A.M. Best.

Top 10 Reinsurers, Net of Collateral		% of Total Reinsurance Recoverable, Net of Collateral	% of Total Shareholders’ Equity
1	Swiss Reinsurance America Corporation	13.0%	8.9%
2	Lloyds of London	11.5%	7.8%
3	Harrington Re Ltd.	8.9%	6.1%
4	Transatlantic Reinsurance Co	5.7%	3.9%
5	Hannover Ruck SE	4.7%	3.2%
6	Partner Reinsurance Co of the US	4.5%	3.1%
7	Everest Reinsurance Company	3.5%	2.4%
8	Munich Reinsurance America, Inc	3.2%	2.2%
9	SCOR Reinsurance Company	2.7%	1.8%
10	Munchener Ruckversicherungs-Gesellschaft	2.1%	1.4%
		59.8%	40.8%

AXIS CAPITAL HOLDINGS LIMITED
RESERVE FOR LOSSES AND LOSS EXPENSES

	Three months ended June 30, 2020			Six months ended June 30, 2020
	Reserve for losses and loss expenses	Reinsurance recoverable on unpaid losses and loss expenses	Net reserve for losses and loss expenses	Reserve for losses and loss expenses	Reinsurance recoverable on unpaid losses and loss expenses	Net reserve for losses and loss expenses
Reserve for losses and loss expenses

Beginning of period	$13,082,273	$(4,101,579)	$8,980,694	$12,752,081	$(3,877,756)	$8,874,325
Incurred losses and loss expenses	1,052,826	(376,565)	676,261	2,548,301	(963,966)	1,584,335
Paid losses and loss expenses	(1,010,291)	319,676	(690,615)	(1,987,685)	625,974	(1,361,711)
Foreign exchange and other	54,358	(2,053)	52,305	(133,531)	55,227	(78,304)

End of period [a]	$13,179,166	$(4,160,521)	$9,018,645	$13,179,166	$(4,160,521)	$9,018,645

[a]   At June 30, 2020, reserve for losses and loss expenses included IBNR of $8,119 million, or 62% (December 31, 2019: $7,891 million, or 62%).

AXIS CAPITAL HOLDINGS LIMITED
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS BY SEGMENT

	Three months ended June 30, 2020			Six months ended June 30, 2020
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

Gross paid losses and loss expenses	$543,599	$466,692	$1,010,291	$1,052,979	$934,706	$1,987,685
Reinsurance recoverable on paid losses and loss expenses	(218,928)	(100,748)	(319,676)	(423,276)	(202,698)	(625,974)

Net paid losses and loss expenses	324,671	365,944	690,615	629,703	732,008	1,361,711

Change in:
Gross case reserves	72,563	97,573	170,136	90,849	177,597	268,446
Gross IBNR	(35,502)	(92,099)	(127,601)	344,775	(52,605)	292,170
Reinsurance recoverable on unpaid losses and loss expenses	(24,365)	(32,524)	(56,889)	(256,147)	(81,845)	(337,992)

Total net incurred losses and loss expenses	$337,367	$338,894	$676,261	$809,180	$775,155	$1,584,335

Gross reserve for losses and loss expenses	$6,865,343	$6,313,823	$13,179,166	$6,865,343	$6,313,823	$13,179,166

Net favorable prior year reserve development	$420	$2,235	$2,655	$4,251	$4,516	$8,767

Key Ratios

Net paid losses and loss expenses / Net incurred losses and loss expenses	96.2%	108.0%	102.1%	77.8%	94.4%	85.9%

Net paid losses and loss expenses / Net premiums earned	56.3%	69.4%	62.6%	55.3%	69.5%	62.1%
Change in net losses and loss expenses / Net premiums earned	2.2%	(5.1%)	(1.3%)	15.7%	4.1%	10.2%
Net losses and loss expenses ratio	58.5%	64.3%	61.3%	71.0%	73.6%	72.3%

AXIS CAPITAL HOLDINGS LIMITED
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS
INSURANCE - QUARTER

	Q2 2020	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q2 2018

Gross paid losses and loss expenses	$543,599	$509,378	$575,688	$546,316	$537,634	$478,912
Reinsurance recoverable on paid losses and loss expenses	(218,928)	(204,348)	(254,044)	(232,791)	(175,788)	(162,291)

Net paid losses and loss expenses	324,671	305,030	321,644	313,525	361,846	316,621

Change in:
Gross case reserves	72,563	18,286	(31,996)	35,106	(8,250)	43,986
Gross IBNR	(35,502)	380,280	27,839	42,137	(57,015)	10,784
Reinsurance recoverable on unpaid losses and loss expenses	(24,365)	(231,784)	(253)	(51,802)	12,122	(42,618)

Total net incurred losses and loss expenses	$337,367	$471,812	$317,234	$338,966	$308,703	$328,773

Gross reserve for losses and loss expenses	$6,865,343	$6,814,171	$6,496,568	$6,437,281	$6,395,448	$6,301,363

Net favorable prior year reserve development	$420	$3,832	$10,455	$14,609	$21,326	$24,294

Key Ratios

Net paid losses and loss expenses / Net incurred losses and loss expenses	96.2%	64.7%	101.4%	92.5%	117.2%	96.3%

Net paid losses and loss expenses / Net premiums earned	56.3%	54.3%	57.5%	58.4%	67.4%	54.8%
Change in net losses and loss expenses / Net premiums earned	2.2%	29.6%	(0.8%)	4.8%	(9.9%)	2.2%
Net losses and loss expenses ratio	58.5%	83.9%	56.7%	63.2%	57.5%	57.0%

AXIS CAPITAL HOLDINGS LIMITED
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS
REINSURANCE - QUARTER

	Q2 2020	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q2 2018

Gross paid losses and loss expenses	$466,692	$468,015	$660,948	$442,924	$428,428	$426,314
Reinsurance recoverable on paid losses and loss expenses	(100,748)	(101,950)	(132,719)	(72,222)	(82,907)	(46,772)

Net paid losses and loss expenses	365,944	366,065	528,229	370,702	345,521	379,542

Change in:
Gross case reserves	97,573	80,024	3,236	27,062	25,790	47,664
Gross IBNR	(92,099)	39,492	89,173	224,223	20,656	(5,905)
Reinsurance recoverable on unpaid losses and loss expenses	(32,524)	(49,320)	(80,478)	(110,040)	(28,207)	(43,433)

Total net incurred losses and loss expenses	$338,894	$436,261	$540,160	$511,947	$363,760	$377,868

Gross reserve for losses and loss expenses	$6,313,823	$6,268,102	$6,255,513	$6,061,226	$5,859,263	$5,651,371

Net favorable prior year reserve development	$2,235	$2,281	$3,426	$12,118	$2,295	$35,822

Key Ratios

Net paid losses and loss expenses / Net incurred losses and loss expenses	108.0%	83.9%	97.8%	72.4%	95.0%	100.4%

Net paid losses and loss expenses / Net premiums earned	69.4%	69.5%	86.2%	59.7%	58.9%	62.4%
Change in net losses and loss expenses / Net premiums earned	(5.1%)	13.4%	2.0%	22.8%	3.1%	(0.3%)
Net losses and loss expenses ratio	64.3%	82.9%	88.2%	82.5%	62.0%	62.1%

AXIS CAPITAL HOLDINGS LIMITED
NET PROBABLE MAXIMUM LOSSES TO CERTAIN PEAK INDUSTRY CATASTROPHE EXPOSURES - AT JULY 1, 2020

		Estimated Net Exposures (millions of U.S. dollars)
Territory	Peril	50 Year Return Period	% of Common Shareholders' Equity	100 Year Return Period	% of Common Shareholders' Equity	250 Year Return Period	% of Common Shareholders' Equity
Single zone, single event
Southeast	U.S. Hurricane	$240	5.1%	$289	6.1%	$569	12.0%
Northeast	U.S. Hurricane	49	1.0%	128	2.7%	206	4.3%
Mid-Atlantic	U.S. Hurricane	107	2.3%	197	4.1%	398	8.4%
Gulf of Mexico	U.S. Hurricane	218	4.6%	260	5.5%	376	7.9%
California	Earthquake	199	4.2%	272	5.7%	392	8.3%
Europe	Windstorm	186	3.9%	235	4.9%	288	6.1%
Japan	Earthquake	132	2.8%	223	4.7%	351	7.4%
Japan	Windstorm	109	2.3%	180	3.8%	230	4.8%

The above table shows our Probable Maximum Loss (“PML”) to a single natural peril catastrophe event within certain defined single zones which correspond to peak industry catastrophe exposures at July 1, 2020. The return period refers to the frequency with which losses of a given amount or greater are expected to occur. A zone is a geographic area in which the insurance risks are considered to be correlated to a single catastrophic event. Estimated losses from a modeled event are grouped into a single zone, as shown above, based on where the majority of the total estimated industry loss is expected to occur.
As indicated in the table above, our modeled single occurrence 1-in-100 year return period PML for a Southeast hurricane, net of reinsurance, is approximately $0.3 billion. According to our modeling, there is a one percent chance that on an annual basis, losses incurred from a Southeast hurricane event could be in excess of $0.3 billion. Conversely, there is a 99% chance that on an annual basis, the loss from a Southeast hurricane will fall below $0.3 billion.
We have developed our PML estimates using multiple commercially available catastrophe vendor models, including AIR and RMS. We weight the use of these vendor models based upon our own judgment and experience, and include in our estimates non-modeled perils and other factors which we believe provide us with a more complete view of catastrophe risk.
Our PML estimates are based on assumptions that are inherently subject to significant uncertainties and contingencies. These uncertainties and contingencies can affect actual losses and could cause actual losses to differ materially from those expressed above. We aim to reduce the potential for model error in a number of ways, foremost by ensuring that management’s judgment supplements the model outputs. We also perform ongoing model validation both within our business units and through our catastrophe model validation unit. These validation procedures include sensitivity testing of models to understand their key variables and, where possible, back testing the model outputs to actual results.
Our estimated net losses from peak zone catastrophes may change from period to period as a result of several factors, which include but are not limited to, updates to vendor catastrophe models, changes in our own modeling, changes in our underwriting portfolios, changes to our reinsurance purchasing strategy and changes in foreign exchange rates.

AXIS CAPITAL HOLDINGS LIMITED
EARNINGS PER COMMON SHARE INFORMATION - AS REPORTED, U.S. GAAP

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019

Net income (loss) available (attributable) to common shareholders	$112,477	$166,387	$(72,908)	$264,515

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Weighted average common shares outstanding	84,303	83,941	84,198	83,834
Dilutive share equivalents:
Share-based compensation plans [a]	297	460	—	504
Weighted average diluted common shares outstanding	84,600	84,401	84,198	84,338

EARNINGS (LOSS) PER COMMON SHARE
Earnings (loss) per common share	$1.33	$1.98	($0.87)	$3.16
Earnings (loss) per diluted common share	$1.33	$1.97	($0.87)	$3.14

[a] Due to the net loss recognized for the six months ended June 30, 2020, the share equivalents were anti-dilutive.

AXIS CAPITAL HOLDINGS LIMITED
EARNINGS PER COMMON SHARE INFORMATION AND COMMON SHARES ROLL FORWARD - QUARTER

	Q2 2020	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q2 2018

Net income (loss) available (attributable) to common shareholders	$112,477	$(185,390)	$(9,897)	$27,745	$166,387	$92,858

COMMON SHARES OUTSTANDING
Common shares - at beginning of period	84,298	83,959	83,947	83,947	83,934	83,518
Shares issued and treasury shares reissued	11	489	23	1	20	64
Shares repurchased for treasury	(3)	(150)	(11)	(1)	(7)	(26)
Common shares - at end of period	84,306	84,298	83,959	83,947	83,947	83,556

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Weighted average common shares outstanding	84,303	84,094	83,957	83,947	83,941	83,539
Dilutive share equivalents:
Share-based compensation plans [a]	297	—	—	635	460	445
Weighted average diluted common shares outstanding	84,600	84,094	83,957	84,582	84,401	83,984

EARNINGS (LOSS) PER COMMON SHARE
Earnings (loss) per common share	$1.33	($2.20)	($0.12)	$0.33	$1.98	$1.11
Earnings (loss) per diluted common share	$1.33	($2.20)	($0.12)	$0.33	$1.97	$1.11

[a] Due to the net losses recognized for the three months ended March 31, 2020 and December 31, 2019, the share equivalents were anti-dilutive.

AXIS CAPITAL HOLDINGS LIMITED
BOOK VALUE PER DILUTED COMMON SHARE ANALYSIS - TREASURY STOCK METHOD [a]

	At June 30, 2020

	Common Shareholders’ Equity	Common Shares Outstanding net of Treasury Shares	Per share

Closing stock price			$40.56

Book value per common share	$4,747,820	84,306	$56.32

Dilutive securities: [b]
Restricted stock units		1,872	(1.23)
Book value per diluted common share	$4,747,820	86,178	$55.09

	At December 31, 2019

	Common Shareholders’ Equity	Common Shares Outstanding net of Treasury Shares	Per share

Closing stock price			$59.44

Book value per common share	$4,769,008	83,959	$56.80

Dilutive securities: [b]
Restricted stock units		1,530	(1.01)
Book value per diluted common share	$4,769,008	85,489	$55.79

[a]    Under this method, unvested restricted stock units are included in determining the diluted common shares outstanding.
[b]    Excludes cash-settled restricted stock units.

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURES RECONCILIATION (UNAUDITED)
OPERATING INCOME AND OPERATING RETURN ON AVERAGE COMMON EQUITY

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Net income (loss) available (attributable) to common shareholders	$112,477	$166,387	$(72,908)	$264,515
Net investment (gains) losses [a]	(53,043)	(21,225)	9,831	(33,996)
Foreign exchange losses (gains) [b]	9,709	(12,381)	(51,974)	(5,325)
Reorganization expenses [c]	392	3,276	(591)	18,096
Interest in (income) loss of equity method investments [d]	(7,102)	(2,635)	16,475	(4,853)
Income tax expense	9,070	3,569	6,259	3,164
Operating income (loss)	$71,503	$136,991	$(92,908)	$241,601

Earnings (loss) per diluted common share	$1.33	$1.97	$(0.87)	$3.14
Net investment (gains) losses	(0.63)	(0.25)	0.12	(0.40)
Foreign exchange losses (gains)	0.11	(0.15)	(0.62)	(0.06)
Reorganization expenses	—	0.04	(0.01)	0.21
Interest in (income) loss of equity method investments	(0.08)	(0.03)	0.20	(0.06)
Income tax expense	0.11	0.04	0.07	0.03
Operating income (loss) per diluted common share	$0.84	$1.62	$(1.11)	$2.86

Weighted average diluted common shares outstanding	84,600	84,401	84,198	84,338

Average common shareholders' equity	$4,518,699	$4,658,317	$4,758,414	$4,523,274

Annualized return on average common equity	10.0%	14.3%	(3.1%)	11.7%

Annualized operating return on average common equity	6.3%	11.8%	(3.9%)	10.7%

[a] Tax cost (benefit) of $8,114 and $2,936 for the three months ended June 30, 2020 and 2019, respectively, and $2,437 and $5,771 for the six months ended June 30, 2020 and 2019, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the ability to utilize capital losses.
[b]   Tax cost (benefit) of $1,084 and $1,170 for the three months ended June 30, 2020 and 2019, respectively, and $3,611 and $588 for the six months ended June 30, 2020 and 2019, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the tax status of specific foreign exchange transactions.
[c] Tax cost (benefit) of $(128) and $(537) for the three months ended June 30, 2020 and 2019, respectively, and $211 and $(3,195) for the six months ended June 30, 2020 and 2019, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
[d]  Tax cost (benefit) of $nil for the three and six months ended June 30, 2020 and 2019 respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.

AXIS CAPITAL HOLDINGS LIMITED
TANGIBLE BOOK VALUE PER DILUTED COMMON SHARE

TANGIBLE BOOK VALUE PER DILUTED COMMON SHARE - TREASURY STOCK METHOD [a]
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,
	2020	2020	2019	2019	2019	2018
Common shareholders' equity	$4,747,820	$4,289,578	$4,769,008	$4,810,870	$4,791,477	$4,478,005
Less: goodwill	(102,003)	(102,003)	(102,003)	(102,003)	(102,003)	(102,003)
Less: intangible assets	(225,092)	(227,821)	(230,550)	(233,305)	(236,009)	(250,541)
Associated tax impact	42,515	42,857	43,199	42,881	43,205	45,123
Tangible common shareholders' equity	$4,463,240	$4,002,611	$4,479,654	$4,518,443	$4,496,670	$4,170,584

Diluted common shares outstanding, net of treasury shares	86,178	86,170	85,489	85,516	85,579	85,346

Book value per diluted common share	$55.09	$49.78	$55.79	$56.26	$55.99	$52.47

Tangible book value per diluted common share	$51.79	$46.45	$52.40	$52.84	$52.54	$48.87

[a]     Under this method, unvested restricted stock units are included in determining the diluted common shares outstanding. Cash-settled restricted stock units are excluded.

AXIS CAPITAL HOLDINGS LIMITED
USE OF NON-GAAP FINANCIAL MEASURES

We present our results of operations in the way we believe will be most meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements we use are considered non-GAAP financial measures under SEC rules and regulations. In this document, we present underwriting-related general and administrative expenses, consolidated underwriting income (loss), operating income (loss) (in total and on a per share basis), annualized operating return on average common equity ("operating ROACE"), tangible book value per diluted common share which are non-GAAP financial measures as defined in SEC Regulation G. We believe that these non-GAAP financial measures, which may be defined and calculated differently by other companies, better explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Underwriting-Related General and Administrative Expenses
Underwriting-related general and administrative expenses include those general and administrative expenses that are incremental and/or directly attributable to our underwriting operations. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

Corporate expenses include holding company costs necessary to support our worldwide insurance and reinsurance operations and costs associated with operating as a publicly-traded company. As these costs are not incremental and/or directly attributable to our underwriting operations, these costs are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss). General and administrative expenses, the most comparable GAAP financial measure to underwriting-related general and administrative expenses, also includes corporate expenses.

The reconciliation of underwriting-related general and administrative expenses to general and administrative expenses, the most comparable GAAP financial measure, is presented in the 'Consolidated Statements of Operations - Quarter' and Consolidated Statements of Operations - Year' sections of this document.

Consolidated Underwriting Income (Loss)
Consolidated underwriting income (loss) is a pre-tax measure of underwriting profitability that takes into account net premiums earned and other insurance related income (loss) as revenues and net losses and loss expenses, acquisition costs and underwriting-related general and administrative expenses as expenses. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

We evaluate our underwriting results separately from the performance of our investment portfolio. As a result, we believe it is appropriate to exclude net investment income and net investment gains (losses) from our underwriting profitability measure.

Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on our net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange losses (gains) on our investment portfolio generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio. As a result, we believe that foreign exchange losses (gains) are not a meaningful contributor to our underwriting performance, therefore, foreign exchange losses (gains) are excluded from consolidated underwriting income (loss).

Interest expense and financing costs primarily relate to interest payable on our debt. As these expenses are not incremental and/or directly attributable to our underwriting operations, these expenses are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss).

Reorganization expenses are related to the transformation program which was launched in 2017. This program encompasses the integration of Novae, which commenced in the fourth quarter of 2017, the realignment of our accident and health business, together with other initiatives designed to increase efficiency and enhance profitability, while delivering a customer-centric operating model. Reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from consolidated underwriting income (loss).

We believe that the presentation of underwriting-related general and administrative expenses and consolidated underwriting income (loss) provides investors with an enhanced understanding of our results of operations, by highlighting the underlying pre-tax profitability of our underwriting activities. The reconciliation of consolidated underwriting income (loss) to income (loss) before income taxes and interest in income (loss) of equity method investments, the most comparable GAAP financial measure, is presented in the 'Consolidated Statements of Operations - Quarter' and Consolidated Statements of Operations - Year'' sections of this document.

Operating Income (Loss)
Operating income (loss) represents after-tax operational results exclusive of net investment gains (losses), foreign exchange losses (gains), reorganization expenses, and interest in income (loss) of equity method investments.

Although the investment of premiums to generate income and investment gains (losses) is an integral part of our operations, the determination to realize investment gains (losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (losses) is somewhat opportunistic for many companies.

Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on net insurance-related liabilities. In addition, we recognize unrealized foreign exchange losses (gains) on our equity securities and foreign exchange losses (gains) realized on the sale of our available for sale investments and equity securities in net investment gains (losses). We also recognize unrealized foreign exchange losses (gains) on our available for sale investments in other comprehensive income (loss). These unrealized foreign exchange losses (gains) generally offset a large portion of the foreign exchange losses (gains) reported in net income (loss), thereby minimizing the impact of foreign exchange rate movements on total shareholders’ equity. As a result, foreign exchange losses (gains) in our consolidated statements of operations in isolation are not a fair representation of the performance of our business.

Reorganization expenses are related to the transformation program which was launched in 2017. This program encompasses the integration of Novae, which commenced in the fourth quarter of 2017, the realignment of our accident and health business, together with other initiatives designed to increase efficiency and enhance profitability, while delivering a customer-centric operating model.Reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from operating income (loss).

Interest in income (loss) of equity method investments is primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, this income (loss) is excluded from operating income (loss).

Certain users of our financial statements evaluate performance exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses, and interest in income (loss) of equity method investments to understand the profitability of recurring sources of income.

We believe that showing net income (loss) available (attributable) to common shareholders exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses, and interest in income (loss) of equity method investments reflects the underlying fundamentals of our business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. The reconciliation of operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure, is presented in the 'Non-GAAP Financial Measures Reconciliation' section of this document.

We also present operating income (loss) per diluted common share and annualized operating ROACE, which are derived from the operating income (loss) measure and are reconciled to the most comparable GAAP financial measures, earnings (loss) per diluted common share and annualized return on average common equity ("ROACE"), respectively, in the 'Non-GAAP Financial Measures Reconciliation' section of this document.

Tangible Book Value per Diluted Common Share
Tangible book value represents common shareholders' equity exclusive of goodwill and intangible assets, net of tax. We also present tangible book value per diluted common share calculated under the treasury stock method. A reconciliation of tangible book value per diluted common share to book value per diluted common share, the most comparable GAAP financial measure, is included in the 'Tangible Book Value per Diluted Common Share' section of this document.

Tangible book value per diluted common share excludes the impacts of certain purchase accounting adjustments. We believe that this measure, in combination with book value per diluted common share, is useful in assessing value generated for our common shareholders.

AXIS CAPITAL HOLDINGS LIMITED
EX-PGAAP DATA - QUARTER AND YEAR

												Year ended December 31,
	Q2 2020	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q4 2017	2019	2018
Insurance
Underwriting income (loss)	$34,397	$(122,630)	$29,683	$(17,892)	$11,309	$20,919	$(36,914)	$(11,711)	$56,479	$69,442	$37,788	$44,019	$77,298
Acquisition costs adjustment	636	478	1,518	1,563	2,856	6,202	15,775	28,801	38,125	38,313	25,571	12,139	121,014
Ex-PGAAP underwriting income (loss)	$33,761	$(123,108)	$28,165	$(19,455)	$8,453	$14,717	$(52,689)	$(40,512)	$18,354	$31,129	$12,217	$31,880	$(43,716)

Combined ratio	94.2%	121.9%	94.9%	103.5%	97.8%	96.6%	106.3%	102.2%	90.4%	88.1%	93.9%	98.1%	96.9%
Acquisition cost ratio adjustment	0.1%	0.1%	0.3%	0.3%	0.5%	1.1%	2.7%	4.7%	6.6%	6.6%	4.4%	0.6%	5.1%
Ex-PGAAP combined ratio	94.3%	122.0%	95.2%	103.8%	98.3%	97.7%	109.0%	106.9%	97.0%	94.7%	98.3%	98.7%	102.0%

Ex-PGAAP current accident year combined ratio excluding catastrophe and weather-related losses	91.4%	92.3%	93.5%	98.8%	99.5%	97.5%	98.8%	99.0%	97.2%	93.8%	96.8%	97.3%	97.3%

Reinsurance
Underwriting income (loss)	$53,015	$(74,137)	$(78,937)	$(60,826)	$67,350	$56,903	$(157,750)	$70,737	$59,247	$74,295	$(11,658)	$(15,512)	$46,529
Acquisition costs adjustment	—	—	—	5	(2)	65	257	543	1,516	2,137	7,075	67	4,453
Ex-PGAAP underwriting income (loss)	$53,015	$(74,137)	$(78,937)	$(60,831)	$67,352	$56,838	$(158,007)	$70,194	$57,731	$72,158	$(18,733)	$(15,579)	$42,076

Combined ratio	90.2%	112.3%	113.5%	109.9%	89.1%	91.0%	124.0%	89.5%	90.7%	88.4%	102.0%	101.2%	98.4%
Acquisition cost ratio adjustment	—%	—%	—%	—%	—%	—%	—%	0.1%	0.2%	0.4%	1.1%	—%	0.2%
Ex-PGAAP combined ratio	90.2%	112.3%	113.5%	109.9%	89.1%	91.0%	124.0%	89.6%	90.9%	88.8%	103.1%	101.2%	98.6%

Ex-PGAAP current accident year combined ratio excluding catastrophe and weather-related losses	86.5%	89.6%	94.2%	92.2%	87.6%	91.8%	96.3%	89.9%	94.3%	93.0%	91.9%	91.5%	93.6%

Total
Underwriting income (loss)	$87,412	$(196,767)	$(49,254)	$(78,718)	$78,659	$77,822	$(194,664)	$59,026	$115,726	$143,737	$26,130	$28,507	$123,827
Acquisition costs adjustment	636	478	1,518	1,568	2,854	6,267	16,032	29,344	39,641	40,450	32,646	12,206	125,467
Ex-PGAAP underwriting income (loss)	$86,776	$(197,245)	$(50,772)	$(80,286)	$75,805	$71,555	$(210,696)	$29,682	$76,085	$103,287	$(6,516)	$16,301	$(1,640)

Combined ratio	94.7%	119.8%	107.3%	109.4%	96.1%	96.9%	117.3%	97.9%	93.1%	90.8%	100.7%	102.6%	99.9%
Acquisition cost ratio adjustment	0.1%	0.1%	0.1%	0.1%	0.3%	0.5%	1.3%	2.4%	3.3%	3.5%	2.7%	0.3%	2.6%
Ex-PGAAP combined ratio	94.8%	119.9%	107.4%	109.5%	96.4%	97.4%	118.6%	100.3%	96.4%	94.3%	103.4%	102.9%	102.5%

Ex-PGAAP current accident year combined ratio excluding catastrophe and weather-related losses	91.5%	93.6%	96.4%	97.7%	96.3%	97.8%	99.4%	96.6%	98.3%	95.9%	96.9%	97.1%	97.6%

Amortization of VOBA and intangible assets	$4,183	$4,697	$4,954	$6,891	$10,093	$16,002	$27,648	$40,664	$56,328	$59,892	$52,647	$37,939	$184,531

Further information regarding ex-PGAAP historical data is available in the Company's Investor Financial Supplements for the fourth quarter 2017 through the first quarter 2020.